SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report   (DATE OF EARLIEST EVENT REPORTED)   DECEMBER 31, 1996

                          WHITMAN EDUCATION GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                   NEW JERSEY
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                 (State or Other Jurisdiction of Incorporation)


         1-13722                                    22-2246554
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  (Commission File No.)                   (IRS Employer Identification No.)


4400 BISCAYNE BOULEVARD, 6TH FLOOR, MIAMI, FLORIDA        33137
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(Address of Principal Executive Offices)                  (Zip Code)


                                 (305) 575-6534
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              (Registrant's Telephone Number, Including Area Code)


                                      N / A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

              On December 31, 1996, Colorado Technical University, a wholly-owned subsidiary of the Registrant, completed the acquisition of certain business assets and the assumption of certain liabilities of Huron University from EIEA America, Inc. and Lansdowne University, Ltd. for $2,250,000. Huron University is a regionally-accredited degree-granting institution with campuses in Huron and Sioux Falls, South Dakota with approximately 600 students. Huron confers associate's degrees in nursing, bachelor's degrees in business, and a Masters in Business Administration. For the year ended May 31, 1996, Huron University reported total revenues of approximately $6.9 million and a net loss of $697,000.

              In the transaction, Colorado Tech assigned the right to purchase the Huron University real property to a third party and simultaneously leased the facilities from that party. The price paid was derived from the third party's mortgage financing of the real property. Colorado Tech received net proceeds of approximately $1.1 million from the mortgage financing at closing, after satisfying $750,000 in existing mortgages, and assumed certain obligations owed by Huron University in the amount of $500,000.

              As a result of the change of ownership, Huron University will require recertification by the United States Department of Education for participation in federal student financial aid programs. If recertification is not obtained, Colorado Tech has the right to rescind the transaction. In the event recertification is obtained, the Registrant will issue common stock to the seller in the aggregate market value of $150,000 on the date of recertification.


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



Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              Financial Statements:


              It is impracticable to provide the additional required financial statements and pro forma financial information relative to the acquired business. Such financial statements and pro forma information shall be filed under cover of Form 8 no later than March 1, 1997.

                                  EXHIBIT INDEX

              Exhibit 2.1 Asset Purchase Agreement by and among Colorado Technical University, Inc, Lansdowne University, Ltd., EIEA America, Inc., Eastern International Educational Association and Dr. Chikara Higashi*


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*Certain exhibits and schedules to this document have not been filed.  The
Registrant agrees to furnish a copy of any emitted schedule or exhibit to the Securities and Exchange Commission upon your request.


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



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WHITMAN EDUCATION GROUP, INC.



                                            By:   /s/ RANDY S. PROTO
                                                  ----------------------------
                                                  Randy S. Proto, President

Date: January 27, 1997.



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